As filed with the Office of the Securities and Exchange Commission on March 31, 2015

Registration No. 333-157562

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

to

FORM S-1

on

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST UNITED CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1380770
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

19 South Second Street, Oakland, Maryland 21550

(Address of Principal Executive Offices)

William B. Grant, Esquire

Chairman and Chief Executive Officer

First United Corporation

19 South Second Street, Oakland, Maryland 21550

(888) 692-2654

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Andrew D. Bulgin, Esquire

Gordon Feinblatt LLC

The Garrett Building

233 East Redwood Street

Baltimore, Maryland 21202

(410) 576-4280

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Post-Effective Amendment.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 amends the Registration Statement on Form S-1, File No. 333-157562 (the “Registration Statement”), of First United Corporation (the “Corporation”), which was originally filed on Form S-3 and declared effective by the Securities and Exchange Commission (the “SEC”) on March 19, 2009. On April 2, 2012, the Corporation converted the Registration Statement to Form S-1 pursuant to its Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (declared effective on April 13, 2012) because its eligibility to use Form S-3 terminated pursuant to General Instruction I.A.5 on account of its 2011 deferral of quarterly dividends payable on the 30,000 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Shares”). The Corporation filed a Post-Effective Amendment No. 2 on Form S-1 on March 25, 2013 (declared effective on March 28, 2013), and a Post-Effective Amendment No. 3 on Form S-1 on March 31, 2014 (declared effective on April 7, 2014). During the year ended December 31, 2014, the Corporation resumed the payment of quarterly dividends on the Series A Shares and also paid all unpaid dividends that had accrued during such deferral. On March 9, 2015, the Corporation filed its Annual Report on Form 10-K for the year ended December 31, 2014 containing audited financial statements for such year, and the Corporation has not since failed to pay any dividends due on the Series A Shares. Accordingly, pursuant to General Instruction I.A.5 of Form S-3, the Corporation is eligible to use Form S-3, and this Post-Effective Amendment No. 4 is being filed, in part, to convert the Registration Statement back to Form S-3.

In addition, this Post-Effective Amendment No. 4 is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update the Prospectus contained in the Registration Statement to reflect the current information contained and incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

No additional securities are being registered under this Post-Effective Amendment No. 4. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 4 is also being filed pursuant to the undertakings in Item 17 of the Registration Statement to remove from registration the 30,000 Series A Shares, which were sold by the initial selling security holder in December 2014.

The information contained in this Prospectus is not complete and may be changed. Our selling security holders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 31, 2015

Prospectus

WARRANT TO PURCHASE 326,323 SHARES OF COMMON STOCK

326,323 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling security holders of some or all of a warrant to purchase 326,323 shares of common stock, which we refer to as the “warrant”, and any shares of common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the “securities”. The warrant was originally issued by us pursuant to a Letter Agreement dated January 30, 2009, and the related Securities Purchase Agreement – Standard Terms, between us and the United States Department of the Treasury, which we refer to as the “initial selling security holder”, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the “Securities Act”.

The initial selling security holder and its successors, including transferees, which we collectively refer to as the “selling security holders”, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealer or agents, the selling security holders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the securities by the selling security holders.

The warrant is not listed on an exchange and we do not intend to list the warrant on any exchange.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FUNC”. On March 30, 2015, the closing price of our common stock on the NASDAQ Global Select Market was $9.12 per share. You are urged to obtain current market quotations of our common stock.

Investing in our securities involves certain risks. See “RISK FACTORS” on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSIT OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF FIRST UNITED CORPORATION, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Our principal executive offices are located at 19 South Second Street, Oakland, Maryland 21550 and our telephone number is (888) 692-2654.

The date of this Prospectus is __________, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, relating to the shares of our common stock offered under the Plan. This prospectus does not include all of the information in the registration statement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about First United Corporation, the Plan, and the shares of common stock offered under the Plan. You should carefully read this prospectus, especially the section entitled “RISK FACTORS” on page 6, before making a decision to invest in the shares offered. You should also carefully read the additional information described under the headings “WHERE YOU CAN FIND MORE INFORMATION” on page 13 and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” on page 13 before making a decision to invest in shares of common stock.

We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “First United”, “the Corporation”, “we”, “us”, “our” and similar terms refer to First United Corporation.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained, or incorporated by reference, in this prospectus may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Such statements constitute “forward-looking information” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking statements are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by words like “may”, “will”, “should”, “expect”, “plan”, “anticipate”, intend”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of those words and other comparable words. You should be aware that those statements reflect only our predictions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind in reading this prospectus. Factors that might cause such differences include, but are not limited to:

•	general business and economic conditions in the markets we serve may be less favorable than anticipated which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults;

•	changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;

•	our liquidity requirements could be adversely affected by changes in our assets and liabilities;

•	the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry;

•	competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

•	the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and

•	the effect of fiscal and governmental policies of the United States federal government.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our periodic and current reports that we file with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our periodic and current reports to the SEC incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results.

We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

PROSPECTUS SUMMARY

The following is only a summary of some of the information contained or incorporated by reference in this prospectus which we believe to be important to investors. We have selected highlights of material aspects of our business to be included in this summary. We urge you to read this entire prospectus, including the information incorporated by reference in this prospectus. Investing in the securities involves risks. Therefore, you should carefully consider the information provided under the heading “RISK FACTORS” on page 6.

Business

First United Corporation is a Maryland corporation chartered in 1985 and a bank holding company registered under the federal Bank Holding Company Act of 1956, as amended. Our primary business is serving as the parent company of First United Bank & Trust, a Maryland-chartered commercial bank with trust powers, which we refer to as the “Bank”, and of First United Statutory Trust I, First United Statutory Trust II and First United Statutory Trust III, which were formed for the purpose of raising regulatory capital through the sale of trust preferred securities to investors and which we collectively refer to as the “Trusts”. The Bank operates 25 banking offices, one call center and 28 Automated Teller Machines in in Allegany County, Frederick County, Garrett County, and Washington County in Maryland, and in Mineral County, Berkeley County and Monongalia County in West Virginia. The Bank is an independent community bank providing a complete range of retail and commercial banking services to businesses and individuals in its market areas. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation. In addition to its two consumer finance company subsidiaries and a statutory trust subsidiary used to hold other real estate owned, the Bank owns a 99% limited partnership interest in Liberty Mews Limited Partnership, a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland.

We and the Bank are extensively regulated under federal and state laws. The regulation of bank holding companies and banks is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of security holders.

At December 31, 2014, we had total assets of $1.3 billion, net loans of $827.9 million, and deposits of $981.3 million. Shareholders’ equity at December 31, 2014 was $109.0 million.

Our principal executive offices are located at 19 South Second Street, Oakland, Maryland 21550 and our telephone number is (888) 692-2654.

The Offering

Background	We agreed to file a registration statement, of which this prospectus forms a part, with the SEC to register the sale or other disposition of the warrant held by the selling security holders and the shares of common stock that may be issued upon the exercise of the warrant. See “SELLING SECURITY HOLDERS” on page 7.

Securities Covered Hereby	A warrant to purchase 326,323 shares of our common stock, par value $0.01 per share, and the 326,323 shares of common stock that may be issued upon the exercise of that warrant.

Use of Proceeds	We will not receive any proceeds from the sales of the warrant or the shares of common stock underlying the warrant by the selling security holders.

Market for Securities	Our common stock is listed on The NASDAQ Global Select Market under the symbol “FUNC”.

RISK FACTORS

An investment in the securities covered by this prospectus involves certain risks. The significant risks and uncertainties related to these securities and to our business of which we are aware are discussed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, as updated from time to time by Item 1A of our future Annual Reports on Form 10-K and Item 1A of Part II of our future Quarterly Reports on Form 10-Q that we file with the SEC, which discussions are incorporated by reference in this prospectus. You should carefully consider these risks and uncertainties before you decide to buy our securities. Any of these factors could materially and adversely affect our business, financial condition, operating results and prospects and could negatively impact the market price of our securities. If any of these risks materialize, you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also consider the other information contained in and incorporated by reference in this prospectus, including our financial statements and the related notes, before deciding to purchase our securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks discussed above.

ABOUT FIRST UNITED CORPORATION

First United Corporation is a Maryland corporation that was incorporated in 1985 and is a bank holding company registered under the federal Bank Holding Company Act of 1956, as amended. Our primary business activity is acting as the parent company of the Bank and the Trusts, which were formed for the purpose of selling “trust preferred securities” that qualify as Tier 1 capital to third-party investors. The Bank has two finance company subsidiaries, OakFirst Loan Center, Inc., a West Virginia corporation, and OakFirst Loan Center, LLC, a Maryland limited liability company, and one Maryland statutory trust subsidiary, First OREO Trust, that was formed for the purposes of servicing and disposing of the real estate that the Bank acquires through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership, a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland.

The Bank is an independent community bank providing a complete range of retail and commercial banking services to businesses and individuals serviced by a network of 25 branches, one call center, and 28 automated teller machines in Allegany County, Frederick County, Garrett County, and Washington County in Maryland, and in Mineral County, Berkeley County and Monongalia County in West Virginia. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation. In addition to its two consumer finance company subsidiaries and a statutory trust subsidiary used to hold other real estate owned, the Bank owns a 99% limited partnership interest in Liberty Mews Limited Partnership, a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. A detailed discussion of our business is contained in Item 1 of Part I of our Annual Reports on Form 10-K that we file with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference. See “WHERE YOU CAN FIND MORE INFORMATION” below for information on how to obtain a copy of our annual and other reports that we file with the SEC.

We and the Bank are extensively regulated under federal and state laws. The regulation of bank holding companies and banks is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of security holders. For a discussion of the material elements of the extensive regulatory framework applicable to us, please refer to Item 1 of Part I of our Annual Reports on Form 10-K that we file with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference.

At December 31, 2014, we had total assets of $1.3 billion, net loans of $827.9 million, and deposits of $981.3 million. Shareholders’ equity at December 31, 2014 was $109.0 million.

Our principal executive offices are located at 19 South Second Street, Oakland, Maryland 21550 and our telephone number is (888) 692-2654. We maintain an Internet site at http://www.mybank4.com on which we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing as soon as reasonably practicable after these reports are electronically filed with, or furnished to, the SEC.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling security holder.

SELLING SECURITY HOLDERS

On January 30, 2009, we issued the securities covered by this prospectus to the United States Department of Treasury, which is the initial selling security holder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling security holder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling security holders consist of:

•	a warrant to purchase 326,323 shares of our common stock; and

•	326,323 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 5.2% of our outstanding common stock as of February 27, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling security holder has sole voting and investment power with respect to the securities.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling security holders. It must be noted, however, that we do not know when or in what amounts the selling security holders may offer the securities for sale. The selling security holders might not sell any or all of the securities offered by this prospectus. Because the selling security holders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling security holders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling security holder has not had a material relationship with us.

Information about the selling security holders may change over time, and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling security holders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions.

If underwriters are used in an offering of the securities, then the offered securities will be acquired by the underwriters for their own account and may be resold in one of more transactions:

•	on any national securities exchange or quotation service on which the warrant or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling security holders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling security holders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling security holders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling security holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling security holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To comply with the securities laws of certain jurisdictions, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from the registration or qualification requirement is available and complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling security holders. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, including Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system. No assurance can be given as to the liquidity of the trading market, if any, for the warrant.

We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized by our Amended and Restated Articles of Incorporation, or “Charter”, to issue up to 27,000,000 shares of capital stock. Of these shares, 25,000,000 shares are classified as common stock, par value $.01 per share, and 2,000,000 shares are classified as preferred stock, having no par value per share, which may be issued in one or more series having such voting powers, designations, preferences and other rights, qualifications, limitations and restrictions as may be fixed by the Board from time to time. The Board of Directors has designated 30,000 shares of our preferred stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which we refer to as the “Series A Preferred Stock”, all of which are issued and outstanding.

In addition to the power to issue shares of our authorized preferred stock in one or more series as discussed above, our Charter permits the Board, without general stockholder approval but subject to the rights of any preferred stock, to classify and reclassify authorized but unissued shares of capital stock of any class or series by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of stock.

Warrant to Purchase Common Stock

The following is a brief description of the terms of the warrant that may be sold by the selling security holders. This summary does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to the warrant, which is filed as Exhibit 4.6 to the registration statement of which this prospectus forms a part and is also available from us upon request. The following summary does not give effect to provisions of applicable statutory or common law.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 326,323 shares of our common stock. The number of shares subject to the warrant are subject to the adjustments described below under the heading “Adjustments to the Warrant”.

Exercise of the Warrant

The initial exercise price applicable to the warrant is $13.79 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before January 30, 2019 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by First United of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the holder of the warrant, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “Adjustments to the Warrant”.

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the holder of the warrant. We will not issue fractional shares upon any exercise of the warrant. Instead, the holder of the warrant will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised.

We have listed the shares of common stock issuable upon exercise of the warrant with the NASDAQ Stock Market.

Rights as a Shareholder

The holder of the warrant has no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The warrant, and all rights under the warrant, are transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends of or otherwise make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. If we declare any dividends or distributions other than our historical, ordinary cash dividends, then the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, then both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving First United and requiring shareholder approval, the warrant holder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrant holder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

Common Stock

As of February 27, 2015, we had 6,238,598 shares of common stock issued and outstanding held by approximately 1,639 owners of record.

The following is a summary of the general terms of our common stock, including the shares of common stock that may be issued upon exercise of the warrant. This summary does not purport to be complete in all respects. The full terms of the common stock are set forth in our Charter, our Amended and Restated Bylaws, as amended, which we refer to as the “Bylaws”, and to applicable Maryland law, including the Maryland General Corporation Law, or the “MGCL”. The Charter, the Bylaws and the other documents that may impact the rights of holders of our common stock are filed with the registration statement that contains this prospectus as Exhibit 4.1(i) through Exhibit 4.12, all of which are also available from us upon request. The following summary does not give effect to provisions of applicable statutory or common law.

General

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of shares of common stock are not entitled to cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratable dividends that are declared by our Board of Directors out of funds legally available for such a purpose. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of our common stock are fully paid and non-assessable.

The Transfer Agent for the common stock is Computershare Trust Company, N.A.

Dividends and Other Distributions

The declaration of dividends on the common stock is at the discretion of the Board of Directors. We are subject to various bank regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. Our ability to pay dividends to holders of the common stock is largely dependent upon our receipt of dividends from the Bank. Both federal and state laws impose restrictions on the ability of banks to pay dividends. Federal law prohibits the payment of a dividend by an insured depository institution if the depository institution is considered “undercapitalized” or if the payment of the dividend would make the institution “undercapitalized”. Maryland state-chartered banks may pay dividends only out of undivided profits or, with the prior approval of the Maryland Commissioner, from surplus in excess of 100% of required capital stock. If, however, the surplus of a Maryland bank is less than 100% of its required capital stock, then cash dividends may not be paid in excess of 90% of net earnings. In addition to these specific restrictions, bank regulatory agencies have the ability to prohibit a proposed dividend by a financial institution that would otherwise be permitted under applicable law if the regulatory body determines that the payment of the dividend would constitute an unsafe or unsound banking practice.

As a general corporate law matter, the MGCL prohibits us from paying dividends on our capital stock unless, after giving effect to a proposed dividend, (i) we will be able to pay our debts as they come due in the normal course of business and (ii) our total assets will be greater than our total liabilities plus, unless our Charter permits otherwise, the amount that would be needed, if we were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the dividend.

The terms of the Series A Preferred Stock entitle the holders thereof to receive if, as and when declared by our Board of Directors, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period. Dividends on the Series A Preferred Stock are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend can be paid or declared on our common stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice (including purchases pursuant to a publicly announced repurchase plan to offset the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation);

•	purchases or other acquisitions by broker-dealer subsidiaries of First United solely for the purpose of market-making, stabilization or customer facilitation transactions in common stock in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of First United for resale pursuant to an offering by First United of its stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or capital stock that is junior to the Series A Preferred Stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of any capital stock that is junior to or on par with the Series A Preferred Stock for the beneficial ownership of any other person who is not First United or one of its subsidiaries, including as trustee or custodian; and

•	the exchange or conversion of capital stock that is junior to the Series A Preferred Stock for or into other junior stock or of stock that is on par with the Series A Preferred Stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before January 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

In addition to the limitations imposed by the terms of the Series A Preferred Stock, the terms of our outstanding debentures issued to the Trusts permit us to defer payments of the interest thereon for up to 20 consecutive quarterly periods. Should we make such a deferral election, we would be prohibited from paying dividends or distributions on, or from repurchasing, redeeming or otherwise acquiring any shares of our capital stock, including the Series A Preferred Stock and the common stock.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences, if any, on any outstanding shares of preferred stock. The terms of the Series A Preferred Stock provide that, in such events, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock.

Anti-Takeover Provisions under Maryland Law, Our Charter and Our Bylaws

The provisions of Maryland law and our Charter and Bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combinations under Maryland Law. The Maryland Business Combination Act generally prohibits corporations from being involved in any “business combination” (defined as a variety of transactions, including a merger, consolidation, share exchange, asset transfer or issuance or reclassification of equity securities) with any “interested shareholder” for a period of five years following the most recent date on which the interested shareholder became an interested shareholder. An interested shareholder is defined generally as a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock or who is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% percent or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock.

A business combination that is not prohibited must be recommended by the board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested shareholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the interested shareholder, voting together as a single voting group, unless, among other things, the corporation’s shareholders receive a minimum price, as defined in the Maryland Business Combination Act for their shares, in cash or in the same form as paid by the interested shareholder for its shares. These provisions will not apply if the board of directors has exempted the transaction in question or the interested shareholder prior to the time that the interested shareholder became an interested shareholder. In addition, the board of directors may adopt a resolution approving or exempting specific business combinations, business combinations generally, or generally by type, as to specifically identified or unidentified existing or future shareholders or their affiliates from the business combination provisions of the Maryland Business Combination Act.

Control Share Acquisitions. The Maryland Control Share Acquisition Act generally provides that “control shares” of a corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the shareholders at a meeting by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares. “Control shares” are shares of stock that, if aggregated with all other shares of stock of the corporation previously acquired by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors within any of the following ranges of voting power: one-tenth or more, but less than one-third of all voting power; one-third or more, but less than a majority of all voting power or a majority or more of all voting power. “Control share acquisition” means the acquisition, directly or indirectly, of control shares, subject to certain exceptions. If voting rights or control shares acquired in a control share acquisition are not approved at a shareholders’ meeting, then, subject to certain conditions, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other shareholders may exercise appraisal rights.

Preference Stock Authorization. As noted above under the heading “Capital Stock”, the Charter gives our Board of Directors the authority to, without the approval of the holders of our common stock, issue our authorized preferred stock in one or more series and to classify and reclassify any class or series of our authorized but unissued capital stock. A series of preferred stock and any other shares of capital stock that the Board classifies or reclassifies may possess rights superior to the rights of the holders of our common stock. As a result, this “blank check” stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Advance Notice Procedure for Director Nominations by Shareholders. Our Bylaws allow shareholders to submit director nominations. For nominations to properly come before the meeting, however, the nominating shareholder must have given timely written notice of the nomination to either the Chairman of the Board or the President of First United. To be timely, a nomination must be given not less than 150 days nor more than 180 days prior to the date of the meeting of shareholders called for the election of directors which, for purposes of this requirement, is deemed to be on the same day and month as the annual meeting of shareholders for the preceding year. The notice must contain the following information to the extent known by the notifying shareholder:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the number of shares of capital stock of First United owned by each proposed nominee;

•	the name and residence address of the notifying shareholder;

•	the number of shares of capital stock of First United owned by the notifying shareholder;

•	the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; and

•	all information relating to the proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Exchange Act Rule 14a-11, assuming such provisions would be applicable to the solicitation of proxies for the proposed nominee.

Classified Board; Removal of Directors. Our Charter provides that the members of our Board of Directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the Board are elected for a three-year term and the other directors remain in office until their three-year terms expire. Our Charter and Bylaws provide that no director may be removed without cause, which term is defined as a final unappealable felony conviction, unsound mind, adjudication of bankruptcy, or action that causes material injury to First United. Any removal for cause requires either the affirmative vote of the entire Board or the affirmative vote of the holders of at least a majority of the outvoting voting stock of First United. Further, shareholders may attempt to remove a director for cause after service of specific charges, adequate notice and a full opportunity to refute the charges. Thus, control of the Board of Directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the Board could be changed. An amendment or repeal of these provisions requires the approval of at least two-thirds of the outstanding voting power of First United entitled to vote on the matter.

EXPERTS

The consolidated statement of financial condition as of December 31, 2014 and 2013, and the consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, incorporated by reference in this prospectus, have been included herein in reliance on the report of Baker Tilly Virchow Krause, LLP, independent registered public accountants, given on the authority of that firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon for us by Gordon Feinblatt LLC, Baltimore, Maryland. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC covering the shares of common stock that may be sold under this prospectus. This prospectus is only a part of that registration statement and does not contain all the information in the registration statement. Because this prospectus may not contain all the information that you may find important, and because references to our contracts and other documents made in this prospectus are only summaries of those contracts and other documents, you should review the full text of the registration statement, as amended from time to time, and the exhibits that are a part of the registration statement. We have included copies of these contracts and other documents as exhibits to the registration statement that contains this prospectus.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which means we are required to file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s Internet site at http://www.sec.gov and from our Internet site at http://www.mybank4.com. However, information found on, or otherwise accessible through, these Internet sites is not incorporated into, and does not constitute a part of, this prospectus or any other document we file or furnish to the SEC. You should not rely on any of this information in deciding whether to purchase the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we filed with the SEC. The SEC allows us to “incorporate by reference” in this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The following documents filed by us with the SEC pursuant to the Exchange Act are incorporated herein by reference (except to the extent any information contained in such documents is “furnished” to the SEC):

(i)        Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 9, 2015 (which includes certain information contained in our definitive proxy statement on Schedule 14A for the 2015 Annual Meeting of Shareholders, filed on March 17, 2015, and incorporated therein by reference);

(ii)       Current Report on Form 8-K filed on January 9, 2015; and

(iii)      Description of our common stock which appears in our Registration Statement on Form 8-A filed on February 19, 1986, or any description of the common stock that appears in any prospectus forming a part of any subsequent registration statement of the Corporation or in any registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, the following documents will automatically be deemed to be incorporated by reference into this prospectus: (i) all documents that the we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial registration statement to which this prospectus relates and prior to effectiveness of the registration statement; and (ii) all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effectiveness of such registration statement and prior to the termination of the offering to which this prospectus relates. In no event, however, will any of the information that we “furnish” to the SEC from time to time in any Current Report on Form 8-K be incorporated by reference into, or otherwise be included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person. Written requests should be directed to: First United Corporation, Corporate Secretary, 19 South Second Street, Oakland, Maryland 21550. Telephone requests should be directed to the Corporate Secretary at (888) 692-2654.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                   Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by First United Corporation (the “Corporation”) in connection with the offering of the securities being registered hereby. All amounts shown are estimates.

Registration Fee - Securities and Exchange Commission	$1,356
Accounting Fees and Expenses	11,100
Legal Fees and Expenses	30,000
Printing Fees and Expenses	2,500
Miscellaneous	2,000
Total	$46,956

Item 15.                   Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:

(1)	the act or omission of the director was material to the matter giving rise to such proceeding and

(A)	was committed in bad faith or

(B)	was the result of active and deliberate dishonesty;

(2)	the director actually received an improper personal benefit in money, property, or services; or

(3)	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Maryland law permits a Maryland corporation to indemnify a present and former officer to the same extent as a director.

In addition to the foregoing, a court of appropriate jurisdiction: (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer, provided, however, that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

II-1

The Maryland General Corporation Law also permits a Maryland corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received:

(1)	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

(2)	a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Corporation has provided for indemnification of directors and officers in ARTICLE VIII of its Amended and Restated Bylaws, as amended (the “Bylaws”). The relevant provisions of the Bylaws read as follows:

“SECTION 1. As used in this Article VIII, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the ‘Indemnification Section’), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

SECTION 2. Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with a proceeding commenced by such director or officer against the Corporation or its directors or officers only if the proceeding was authorized by the Board of Directors.”

The Maryland General Corporation Law authorizes a Maryland corporation to limit by provision in its Articles of Incorporation the liability of directors and officers to the corporation or to its shareholders for money damages except to the extent:

(1)	the director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or

(2)	a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Corporation has limited the liability of its directors and officers for money damages in Article NINTH of its Charter. This provision reads as follows:

“NINTH: No Director or officer of the Corporation shall be liable to the Corporation or to its shareholders for money damages except (i) to the extent that it is proved that such Director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such Director or officer is entered in a proceeding based on a finding in the proceeding that such Director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment.”

II-2

As permitted under Section 2-418(k) of the Maryland General Corporation Law, the Corporation has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Corporation would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Section 8(k) of the Federal Deposit Insurance Act (the “FDI Act”) provides that the Federal Deposit Insurance Corporation (the “FDIC”) may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were “institution-affiliated parties,” as defined under the FDI Act, to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

Item 16.	Exhibits.

The exhibits filed with this Registration Statement are listed in the Exhibit Index which immediately follows the signatures hereto and which is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-3

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           N/A.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

(c)-(g)     N/A.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)-(l)     N/A.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of Maryland, on March 31, 2015.

FIRST UNITED CORPORATION:

By:	/s/ William B. Grant
William B. Grant
Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on March 31, 2015.

/s/ William B. Grant
	William B. Grant, Director, Chairman & CEO	John F. Barr, Director
(Principal Executive Officer)

/s/ David J. Beachy*
	David J. Beachy, Director	Brian R. Boal, Director

	/s/ M. Kathryn Burkey*	/s/ Robert W. Kurtz*
	M. Kathryn Burkey, Director	Robert W. Kurtz, Director

	/s/ John W. McCullough*	/s/ Elaine L. McDonald*
	John W. McCullough, Director	Elaine L. McDonald, Director

	/s/ Donald E. Moran*	/s/ Carissa L. Rodeheaver
	Donald E. Moran, Director	Carissa L. Rodeheaver
Director, President and Chief Financial Officer
(Principal Accounting Officer)

	/s/ Gary R. Ruddell*	/s/ I. Robert Rudy*
	Gary R. Ruddell, Director	I. Robert Rudy, Director

/s/ Richard G. Stanton*
	Marisa A. Shockley, Director	Richard G. Stanton, Director

	/s/ Robert G. Stuck*	/s/ H. Andrew Walls III*
	Robert G. Stuck, Director	H. Andrew Walls III, Director

* By:	/s/ William B. Grant
William B. Grant, attorney-in-fact

II-6

EXHIBIT INDEX

Exhibit No.	Description

4.1(i)	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Corporation’s Quarterly Report on Form 10-Q for the period ended June 30, 1998)

4.2(i)	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2(i) of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007)

4.2(ii)	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2(ii) of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007)

4.2(iii)	Second Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Corporation’s Current Report on Form 8-K filed on February 9, 2009)

4.3	Letter Agreement, including the related Securities Purchase Agreement – Standard Terms, dated January 30, 2009 by and between the Corporation and the U.S. Department of Treasury (incorporated by reference to Exhibit 10.1 of the Corporation’s Form 8-K filed on February 2, 2009)

4.4	Certificate of Notice, including the Certificate of Designations incorporated therein, relating to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference Exhibit 4.1 of the Corporation’s Form 8-K filed on February 2, 2009)

4.5	Sample Stock Certificate for Series A Preferred Stock for the Series A Preferred Stock (incorporated by reference Exhibit 4.3 of the Corporation’s Form 8-K filed on February 2, 2009)

4.6	Common Stock Purchase Warrant dated January 30, 2009 issued to the U.S. Department of Treasury (incorporated by reference to Exhibit 4.2 of the Corporation’s Form 8-K filed on February 2, 2009)

4.7	Amended and Restated Declaration of Trust, dated as of December 30, 2009 (incorporated by reference to Exhibit 4.1 to First United Corporation’s Current Report on Form 8-K filed on December 30, 2009)

4.8	Indenture, dated as of December 30, 2009 (incorporated by reference to Exhibit 4.2 to First United Corporation’s Current Report on Form 8-K filed on December 30, 2009)

4.9	Preferred Securities Guarantee Agreement, dated as of December 30, 2009 (incorporated by reference to Exhibit 4.3 to First United Corporation’s Current Report on Form 8-K filed on December 30, 2009)

4.10	Form of Preferred Security Certificate of First United Statutory Trust III (included as Exhibit C of Exhibit 4.7)

4.11	Form of Common Security Certificate of First United Statutory Trust III (included as Exhibit B of Exhibit 4.7)

4.12	Form of Junior Subordinated Debenture of First United Corporation (included as Exhibit A of Exhibit 4.8)

5.1	Opinion of Gordon Feinblatt LLC (previously filed)

23.1	Consent of Baker Tilly Virchow Krause, LLP, Independent Registered Public Accounting Firm (filed herewith)

II-7

23.2	Consent of Gordon Feinblatt LLC (contained in Exhibit 5.1)

24.1	Power of Attorney (previously filed)

II-8